Exhibit 99.2
April 7, 2011
To the Shareholders of The Howard Hughes Corporation:
The Howard Hughes Corporation (‘HHC’) began its existence as a public company when it was spun off from General Growth Properties Inc. (‘GGP’) when it emerged from bankruptcy on November 9th of last year. Having joined the board of GGP shortly after the company filed for bankruptcy, my first priority was to work with the other directors of GGP to stabilize the company, extend the maturity of its debts and raise sufficient capital to emerge from bankruptcy as an independent publicly traded real estate investment trust. During that process, as I learned more about the disparate assets of GGP, I considered the idea of creating a new company to own certain assets hidden within GGP whose value would not likely be realized while these properties remained at GGP.
While the REIT structure is an excellent corporate form with which to own stabilized income producing assets like GGP’s mall properties, it is less than ideal for owning development assets, master planned communities (‘MPCs’), and other assets whose current cash flows are not reflective of their long-term potential. This is due to REIT ownership limitations on assets held for sale in the ordinary course of business, the large amount of capital and time required for development assets, and the fact that investors principally value REITs based on their distributable free cash flow.
We decided to set up a new company to own these assets so we could realize their long-term potential while maximizing the value of GGP in the short term. While the short term is not usually a time period that most public company executives are willing to acknowledge that they even consider, in this case it was critical for GGP shareholders to create value in the short term so we could participate in value creation over the long term. GGP was subject to a series of takeover bids from Simon Properties that undervalued the company and had material risk of transaction failure because of antitrust issues. By creating and then committing to spin off HHC, we were able to create about $7 per share in value for GGP shareholders for a total combined value of approximately $22 per pre-bankruptcy GGP share.
Once we had selected the assets that were to be contributed to HHC and negotiated the separation arrangements with GGP, our highest priority was identifying the senior management team that would run the company. Typically, such a process involves hiring a search firm, which then attempts to recruit executives at competitors with relevant experience. In this case, there are few truly comparable companies to HHC and a less than obvious pool of candidates to select from. While there are a number of publicly traded non-REIT real estate corporations (so-called C corporations) that own development assets in some cases that are similar to HHC, their track records in creating shareholder value leave much to be desired.
While I believed that so-called real estate opportunity fund managers had the experience to oversee HHC’s assets, I had no interest in hiring an external manager on a 2% and 20% basis to run the company, particularly in light of the ongoing conflicts they would have with other investments in their portfolios. The key criteria we used to find senior management were: character, energy, intelligence, and experience profitably investing in a diverse collection of real estate assets. In addition, I wanted someone who had made money already, without having lost any of the passion and drive to succeed, and without significant outside interests and assets that would compete for his or her attention.

We found our leader in David Weinreb, a Dallas-based real estate entrepreneur, whom I had known (but not well) since high school, but only in recent years gotten to know in a business and personal context. David had contacted me a year or so ago for advice on raising a real estate opportunity fund about which we had an ongoing dialogue. He had been investing and developing real estate assets largely on his own since leaving college (just like Bill Gates but in real estate) more than 25 years ago and had sold or monetized the vast majority of his assets before the recent downturn in the markets.
While over the last 10 or so years he had largely been investing his own capital in real estate and investment securities with his partner, Grant Herlitz, and a team based in Dallas, Houston and Los Angeles, David was considering raising a larger pool of capital to participate in opportunities created by the credit crisis. It was in this context that I mentioned the assets that would become HHC, and David and Grant were intrigued. They spent the next 30 or so days inspecting the properties that would be contributed to HHC. They then worked on spec to assist Pershing Square in negotiating the best possible deal for old GGP shareholders in setting up HHC.
As we worked together on the HHC portfolio and negotiated arrangements for the company’s eventual spinoff, it became clear to us that these were the right partners to oversee the company going forward. David and Grant are moneymakers with a clear understanding of risk and reward. While there are real estate executives with more public company experience, more master planned community experience, and/or more development experience, we were principally interested in selecting a management team we trusted with relevant experience, who would think of the corporation’s capital as their own, and who were willing to invest a meaningful amount of their own money alongside shareholders.
To date, David, Grant, and our new CFO Andy Richardson have committed $19 million of their own capital to purchase long-term warrants on HHC at their fair value at the time of purchase. Under the terms of the warrants, they cannot be sold or hedged for the first six years of their seven-year life, a provision which meaningfully reduces their value compared with warrants without liquidity or hedging restrictions. In light of the long-term nature of the company’s assets, I cannot think of a better way to align the interests of and incentivize our management team to create value for shareholders. If the stock price stays flat from the time they joined the company, they will lose their entire investment in the warrants. If the stock price makes a sustained increase in value over the next seven years, management will participate to a leveraged extent in the increase in the stock price. Other than the warrants, our senior management receives relatively modest cash compensation particularly when compared with real estate private equity compensation levels.
While on the subject of compensation and alignment of incentives, I thought it worth mentioning that the funds that I manage currently own a 23.6% fully diluted economic interest in HHC including stock, total return swaps, and seven-year warrants that we received in exchange for our backstop commitment to HHC. I receive no salary for serving as your chairman, and I have waived all board compensation. As a result, you can be comfortable that my interests are aligned with yours. That is not a guarantee of success, but rather it will ensure that we will succeed or fail together. In a partnership, getting the right team in place with the right incentives puts you on good footing for future success. On this basis, we are off to a good start.
Now you might ask how one should calculate the value of HHC and judge our future progress. While these are two critical questions for any investor, in the case of HHC, the answers are not nearly as straightforward as in a more typical real estate or other public company.
With respect to the valuation of HHC, the easy answer is that you should calculate the value of our assets — cash, real estate, and tax attributes — subtract our liabilities and then divide by fully diluted shares outstanding. The difficulty is that the real estate assets owned by HHC are notoriously difficult to value. First, you should consider that their long-term value — the value that can be achieved by a long-term owner — is, in my opinion, materially higher than their liquidation value. Some, albeit not ideal, evidence of this is to compare the value of GGP just before the spinoff of HHC to the value of the combined companies today. Approximately $7 per GGP share in value has been created by the contribution of the properties to an entity that has the capability to hold these assets forever.

For our MPC assets, one can make assumptions about the timing and number of future lot sales and then discount back these cash flows over the 30-or-so-year life of the project at a discount rate you deem appropriate. The problem with such an approach is that small changes in assumptions on discount rates, lot pricing and selling velocity, inflation, etc. can have an enormous impact on fair value.
For our development assets, one needs to make assumptions about what will be built, when it will it be built, to whom it will be leased, what rents it will achieve, what expenses it will incur, and what multiple an investor will place on these cash flows. Again, even highly sophisticated real estate investors will assign substantially divergent values to the same assets when using their own assumptions.
Some investors look at book value, but book values, particularly for HHC are in most cases largely unreliable measures of value. For example, South Street Seaport, one of our more valuable assets, is carried on the books of HHC at $3.1 million. Last year, it generated more than $5 million in cash net operating income, and this number meaningfully understates the potential future cash generating potential of this property as GGP generally discontinued granting long-term leases to tenants as it prepared the property for a major redevelopment. Even using the $5 million NOI number, one can get to values approaching $100 million using cap rates appropriate for New York City retail assets, and we would likely leave a lot of money on the table if we sold it for this price.
We could attempt to calculate net asset value and publish a number as some public real estate companies have done. I am not a huge fan of this approach because of the widely diverging estimate of values that even the most informed, best-intentioned evaluators will generate. So therefore, the best we can do is to give you as much information as we can provide (bearing in mind that there is some information that we will elect to withhold for competitive reasons) so that you can form your own conclusion. While we have just begun the public reporting process and we are still learning that art, you can expect over time that we will release more information to assist you in forming your own assessment.
With respect to judging our business progress going forward, the usual metrics like net income, operating cash flow, EBITDA, AFFO, earnings per share, etc. are not going to offer much help. (By the way, when you read this sentence in the annual letter of a typical company, you should usually take your money elsewhere.) Our reported net income and cash flows will largely depend on gains and losses from sales of assets and the book value of those assets on our balance sheet. We could generate large amounts of income for example by selling South Street Seaport and other assets for which book value is less than market value. While this would generate material accounting gains and require us to pay large amounts of taxes, we might be destroying long-term shareholder value by doing so, particularly if we believe materially more value can be created through redeveloping and releasing these assets over time. We will also generate larger profits from our Summerlin MPC as a result of the more than $300 million write down the company recognized at year end, but this should not make you feel richer as a result.
Simply put, I will judge our progress based on our management’s ability to move each of our assets closer to the point at which it can generate its maximum potential cash as an operating asset, and to manage our MPCs to once again begin to generate material amounts of cash from sales of lots to builders and the development or sale of their commercial parcels.
Because of (1) the large number of assets we own, (2) the large amounts of capital required to redevelop these properties to enable them to achieve their full potential, (3) our relatively limited cash resources, (4) our aversion to the use of large amounts of recourse leverage, (5) our high return requirements for our own capital, and (6) the availability of large amounts of lower-cost real estate equity capital for developments like the ones owned by HHC, you should expect that we will raise outside capital and/or joint venture many of our properties with other investors, operators, and/or developers. This approach should enable us to manage risk and increase our return on invested capital.

We will do our best to keep you informed as to our progress with each asset in the portfolio as we obtain necessary approvals, design and build projects, lease space, and generate cash flows. Over time, our goal will be to turn each of our non- or modestly income-producing assets into an income-generating property, while selectively monetizing assets when we believe a sale will generate more value for HHC on a present value basis than holding the asset for the long term.
In light of the complexity of our asset base and the inadequacy of GAAP accounting to track our progress, you should now understand how important it is to get the right management team in place with the right incentives. Furthermore, while most public company boards are comprised of experienced executives with typically minimal expertise in the business of the company on whose board they sit, HHC’s board is largely comprised of real estate experts with broad expertise in MPC and retail development, residential and office ownership and development, institutional investment in real estate, and other real estate disciplines relevant to HHC.
Importantly, our directors do not need their director fees to pay their rent, and have chosen to participate for the experience, reputational benefits, and camaraderie from working to create value for our shareholders. We will act in your best interests to the best of our ability and look forward to the opportunity to impress you with HHC’s success over the coming years.
Lastly, in a world where investors are concerned about the future value of paper money and inflation that have caused many investors to turn to gold to hedge that risk, I am quite comforted by the assets of HHC. We own the gold and blue white diamonds of the real estate business, assets that have traditionally performed well in inflationary environments.
Welcome aboard.
Sincerely,
William A. Ackman
Chairman

Safe Harbor Statement
Statements made in this release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “may,” “expect” or similar words, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this release related to the company’s future operating performance, the creation of long-term value for our stockholders and progress on some of the company’s larger developments are forward-looking statements. These statements are based on management’s expectations, estimates, assumptions and projections as of the date of this release and are not guarantees of future performance. Actual results may differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially are set forth as risk factors in The Howard Hughes Corporation’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010. The Howard Hughes Corporation cautions you not to place undue reliance on the forward-looking statements contained in this release. The Howard Hughes Corporation does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.